SECOND SIGHT MEDICAL PRODUCTS, INC

EMPLOYEE OPTION AGREEMENT

SECOND SIGHT MEDICAL PRODUCTS, INC., a California corporation (the "Company"), hereby grants to ________________ (the “Optionee”) an option (the “Option”) to purchase Shares of the Company subject to the following terms and conditions:

1.           GRANT OF OPTION. The Company hereby grants to the Optionee an Option to purchase all or any portion of the number of Shares set forth below (the “Option Shares”) at the times and at the price (the “Exercise Price”) per Share indicated below. The Option shall expire at 5:00 p.m., Pacific Time, on the Expiration Date indicated below and shall be subject to all of the terms and conditions of this Employee Option Agreement (the “Option Agreement”). The Option may be exercised as to twenty percent (20%) of the Option Shares on or after the first anniversary of the Vesting Commencement Date, and as to an additional twenty percent (20%) of the Option Shares on or after each of the next four anniversaries of the Vesting Commencement Date.

OPTION DATE:	______________________

TOTAL OPTION SHARES:	______________________

EXERCISE PRICE PER SHARE:	$______/Share

EXPIRATION DATE:	______________________

VESTING COMMENCEMENT DATE:	______________________

2.           RELATIONSHIP TO PLAN. This Option is granted pursuant to the Second Sight Medical Products, Inc. 2011 Equity Incentive Plan (the "Plan"), and is subject to the provisions of the Plan. Capitalized terms not defined herein shall have the meanings ascribed to them in the Plan. The Optionee hereby accepts this Option subject to all the terms and provisions of the Plan. The Optionee further agrees that all decisions under and interpretations of the Plan by the Compensation Committee (the "Committee") established under the Plan shall be final, binding and conclusive upon the Optionee and his/her successors in interest.

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3.           TERMINATION OF OPTION.

(a) Termination of Employment.

(i) Retirement. If Optionee shall cease to be an employee of Company by reason of Optionee’s retirement in accordance with the Company’s then current retirement policy or the written consent of the President of the Company (“Retirement”) and the Expiration Date has not yet occurred, then:

(A) the Option shall terminate on the date of such Retirement as to the number of Shares as to which, as of the date of such retirement, it has not become exercisable; and

(B) the Option shall terminate as to the number of Shares as to which, as of the date of such retirement, it has then become exercisable upon the earlier of the Expiration Date or thirty (30) days after the date of such Retirement. The date of Optionee’s Retirement shall be the date Optionee ceases to provide services to the Company regardless of whether Optionee continues on the Company’s payroll for some time thereafter; provided, however, that the Committee may extend said thirty (30)-day period for a period not to exceed one (1) year but not in any event beyond the Expiration Date.

(ii) Death or Permanent Disability. If Optionee’s employment is terminated by reason of the death or Permanent Disability (as hereinafter defined) of Optionee and the Expiration Date has not yet occurred, then:

(A) the Option shall terminate on the date of such employment termination as to the number of Shares for which, as of the date of such employment termination, it has not then become exercisable; and

(B) the Option shall terminate as to the number of Shares for which, as of the date of such employment termination, it has then become exercisable upon the earlier of the Expiration Date or the first anniversary of the date of such termination of employment. “Permanent Disability” shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. Optionee shall not be deemed to have a Permanent Disability until proof of the existence thereof shall have been furnished to the Committee in such form and manner, and at such times, as the Committee may require. Any determination by the Committee that Optionee does or does not have a Permanent Disability shall be final and binding upon the Company and Optionee.

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(iii) Other Termination. If Optionee’s employment is terminated for any reason other than Retirement, death or Permanent Disability and the Expiration Date has not yet occurred, then:

(A) the Option shall terminate on the date of such employment termination as to the number of Shares for which, as of such date of employment termination, it has not become exercisable; and

(B) the Option shall terminate as to the number of Shares for which, as of such date of employment termination, it has become exercisable upon the earlier of the Expiration Date or thirty (30) days after the date of such termination of employment. provided, however, that the Committee may extend said thirty (30)-day period for a period not to exceed one (1) year but not in any event beyond the Expiration Date.

(b) Death Following Termination of Employment. Notwithstanding anything to the contrary in this Option Agreement, if Optionee shall die at any time after the termination of his employment and prior to the earlier of the Expiration Date or the date the Option would terminate as to Shares for which it is then exercisable pursuant to clauses (a)(i) or (iii) above, then, notwithstanding clauses (a)(i) or (iii) above, to the extent that the Option was exercisable on the date of such death, the Option shall terminate on the earlier of the Expiration Date or the first anniversary of the date of such death.

(c) Other Events Causing Termination of Option. Notwithstanding anything to the contrary in this Option Agreement, the Option shall terminate upon the dissolution or liquidation of the Company.

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4.           REPRESENTATIONS AND WARRANTIES OF OPTIONEE.

(a)          Optionee represents and warrants that this Option is being acquired by Optionee for Optionee’s personal account, for investment purposes only, and not with a view to the distribution, resale or other disposition thereof.

(b)          Optionee acknowledges that the Company may issue Shares upon the exercise of the Option without registering such Shares under the Securities Act of 1933, as amended (the “Securities Act”), on the basis of certain exemptions from such registration requirement. Accordingly, Optionee agrees that his or her exercise of the Option may be expressly conditioned upon his or her delivery to the Company of an investment certificate including such representations and undertakings as the Company may reasonably require in order to assure the availability of such exemptions, including a representation that Optionee is acquiring the Shares for investment and not with a present intention of selling or otherwise disposing thereof and an agreement by Optionee that the certificates evidencing the Shares may bear a legend indicating such non-registration under the Securities Act and the resulting restrictions on transfer. Optionee acknowledges that, because Shares received upon exercise of an Option may be unregistered, Optionee may be required to hold the Shares indefinitely unless they are subsequently registered for resale under the Securities Act or an exemption from such registration is available.

(c)          Optionee acknowledges receipt of a copy of the Plan and understands that all rights and obligations connected with this Option are set forth in this Option Agreement and in the Plan.

5.           NONTRANSFERABILITY OF OPTION. This Option shall not be transferable by the Optionee other than by will or the laws of descent or distribution; provided, however, that upon written approval of the Committee, the Optionee may transfer the Option to a revocable living trust of which the Optionee is a trustee and which is for the benefit of the Optionee and his/her immediate family, provided that such transferee executes and delivers to the Committee such documents providing that such transferee is bound by the provisions and restrictions hereof as shall be satisfactory to the Committee.

6.           ADJUSTMENTS. (a)          In the event that the Shares then subject to the Option Agreement are increased, decreased or exchanged for or converted into a different number or kind of Shares or securities of the Company as a result of a recapitalization, reclassification, Share dividend, Share split, reverse Share split or the like, then, the Committee shall make appropriate and proportionate adjustments in the number and type of Shares or other securities of the Company that may thereafter be acquired upon the exercise of the Option; provided, however, that any such adjustments in the Option shall be made without changing the aggregate Exercise Price of the then unexercised portion of the Option.

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(b)          In case of any capital reorganization of the capital stock of the Company (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or any merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the assets of the Company, then, and in each such case, as a part of such reorganization, merger, consolidation, sale or transfer, provision shall be made so that the Optionee thereafter shall be entitled to receive upon exercise of the Option during the period specified herein and upon payment of the Exercise Price, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the Shares deliverable upon exercise of this Option would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Option had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 6. The foregoing provisions of this Section 6 shall similarly apply to successive reorganizations, consolidations, mergers, sale and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Option. If the per-share consideration payable to Holder for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Option with respect to the rights and interests of Optionee after the transaction, to the end that the provisions of this Option shall be applicable after that event, as near as reasonably may be, in relation to shares or other property (if any) deliverable after that event upon exercise of this Option.

7.           EXERCISE. The Option shall be exercisable during Optionee’s lifetime only by Optionee, his guardian or legal representative or a transferee described in paragraph 5, above, and after Optionee’s death, only by the person or entity entitled to do so under Optionee’s last will and testament, testamentary trust, applicable intestate law, or a transferee described in paragraph 5, above. The Option shall be exercised by delivering to the Company a written notice (the “Exercise Notice”) of such exercise, which Exercise Notice shall be in a form reasonably satisfactory to the Company and shall specify the number of Shares to be purchased (the “Purchased Shares”) and the aggregate purchase price as determined in accordance with the terms of this Option Agreement (the “Aggregate Price”), and (b) within five (5) days following the delivery of the Exercise Notice (the "Payment Date") making payment in full of the Aggregate Price and withholding required under Paragraph 8, hereof. Payment of the Aggregate Price shall be in cash or by wire transfer or check payable to the Company; provided, however, that payment of the Aggregate Price may instead be made, in whole or in part, by the delivery to the Company on or before the Payment Date of a certificate or certificates representing Shares with a Fair Market Value equal to that portion of the Aggregate Price being paid for with such Shares (or if Shares of the Company are not then evidenced by certificates, other documents reasonably satisfactory to the Company) accompanied by duly executed powers of attorney to transfer the Shares, which delivery effectively transfers to the Company good and valid title to such Shares, free and clear of any pledge, commitment, lien, claim or other encumbrance, provided that:

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(a) the Company is not then prohibited from purchasing or acquiring such Shares of the Company by law or any judgment, decree, order or agreement to which it is subject or by which it is bound; and

(b) if such Shares were issued upon exercise of an option, they have been held by Optionee for at least six (6) months from the date of issuance or such shorter period as the Company shall permit.

Subject to paragraph 17 hereof, promptly as practicable following the timely receipt of the Aggregate Price and the withholding payment required under paragraph 8, the Company shall record in its books and records the issuance of the Shares to the Optionee and, if Shares of the Company are then evidenced by certificates, the Company shall issue a certificate in the name of the Optionee representing the number of Shares issued to the Optionee upon exercise of the Option.

8.           PAYMENT OF WITHHOLDING TAXES. If the Company becomes obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Option, including, without limitation, any federal, state, local or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax, then, as a condition to the exercise of the Option, Optionee shall concurrently with the payment of the Aggregate Price, pay to the Company in cash or by wire transfer such amount as the Company shall determine is required to be withheld;

Optionee acknowledges that Optionee has been advised that the Option is not designed to qualify as an incentive stock option as that term is defined under Section 422 of the Internal Revenue Code and therefore, upon the exercise of the Option by Optionee, the Optionee will, for federal and state income tax purposes, realize ordinary income in an amount equal to the excess of the then Fair Market Value of the Purchased Shares over the Exercise Price. “Fair Market Value” is defined in the Plan. Optionee understands that the Internal Revenue Service or Franchise Tax Board may not agree with the Committee’s determination of Fair Market Value as computed in accordance with the Plan and, in such event, either or both of such agencies could assess against Optionee additional taxes, interest, and penalties arising from the exercise of the Option, the payment of which shall be the sole responsibility of Optionee and not the Company. Optionee shall consult with his or her own independent tax advisors with respect to the tax consequences to Optionee of exercising this Option.

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9.           GOVERNING LAW AND INTERPRETATION. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

10.          BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives.

11.          NOTICES. All notices and other communications required or permitted to be given pursuant to this Option Agreement shall be in writing and shall be deemed given if delivered personally or five (5) days after mailing by certified or registered mail, postage prepaid, return receipt requested, in the case of notice to the Company, to the Company at 12744 San Fernando Road, Bldg. 3, Sylmar, California 91342, Attn: President, or, in the case of notice to the Optionee, to the Optionee at his residence address set forth in the records of the Company, or at such other addresses as the Company or the Optionee may designate by written notice in the manner aforesaid.

12.          EMPLOYMENT RIGHTS. No provision of this Option Agreement or of the Option granted hereunder shall:

(a) confer upon Optionee any right to continue in the employ of, or in his or her current arrangement with, the Company or any of its subsidiaries;

(b) affect the right of the Company or any of its subsidiaries and affiliates to terminate the employment of Optionee, or such arrangement, with or without cause; or

(c) confer upon Optionee any right to participate in any employee welfare or benefit plan or other program of the Company or any of its subsidiaries or affiliates other than the Plan. Optionee hereby acknowledges and agrees that the Company or any of its subsidiaries and affiliates may terminate the employment of Optionee at any time and for any reason, or for no reason, unless Optionee and the Company or such subsidiary or affiliates are parties to a written employment agreement that expressly provides otherwise.

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13.          INTERPRETATION. At any place in this Option Agreement where the masculine, feminine or neuter gender is used, it may be construed to be either masculine or feminine or neuter, and where the singular or plural is used, it may be construed to be either singular or plural, as appropriate.

14.          RESTRICTIVE LEGENDS. Optionee hereby acknowledges that federal securities laws and the securities laws of the state in which he or she resides may require the placement of certain restrictive legends upon the Shares issued upon exercise of this Option. Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933; THEY HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT AS MAY BE AUTHORIZED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.”

15.          CHANGE IN CONTROL. In the event of a Change in Control:

The right to exercise this Option shall accelerate automatically and vest in full (notwithstanding the provisions of Section 1 above) effective as of immediately prior to the consummation of the Change in Control. If vesting of this Option will accelerate pursuant to the preceding sentence, the Committee in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of this Option for an amount of cash or other property having a value equal to the difference (or “spread”) between: (x) the value of the cash or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the Shares issuable upon exercise of this Option had this Option been exercised immediately prior to the Change in Control, and (y) the aggregate Exercise Price for such Shares. If the vesting of this Option will accelerate pursuant to this paragraph 15, then the Committee shall cause written notice of the Change in Control transaction to be given to the Optionee not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

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16.          LIMITATION OF COMPANY’S LIABILITY FOR NONISSUANCE. The Company agrees to use its reasonable best efforts to obtain from any applicable regulatory agency such authority or approval as may be required in order to issue and sell the Shares to the Optionee pursuant to this Option. Inability of the Company to obtain, from any such regulatory agency, authority or approval deemed by the Company’s counsel to be necessary for the lawful issuance and sale of the Shares hereunder and under the Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such shares as to which such requisite authority or approval shall not have been obtained.

17.          PARTY TO SHAREHOLDERS AGREEMENT. As a condition to being issued Shares upon the exercise of the Option, the Optionee shall, upon request of the Committee, sign, by counterpart, and become a party to, any shareholders agreement then in effect among the shareholders of the Company or such other agreement which contains similar terms and provisions with respect to restrictions on the sale or other disposition of the Shares.

18.          “MARKET STAND-OFF” AGREEMENT. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, the Optionee or a transferee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares without the prior written consent of the Company or its managing underwriter. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriter. In no event, however, shall such period exceed 180 days plus such additional period as may reasonably be requested by the Company or such underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports or (ii) analyst recommendations and opinions, including (without limitation) the restrictions set forth in Rule 2711(f)(4) of the Financial Industry Regulatory Authority, Inc. and Rule 472(f)(4) of the New York Stock Exchange, as amended, or any similar successor rules promulgated by the Financial Industry Regulatory Authority, Inc. In the event of the declaration of a stock dividend, a spin off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. Optionee or transferee further agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In addition, if reasonably requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, Optionee or transferee shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Option Agreement until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this paragraph 18.

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19.          NO REPRESENTATIONS OF VALUE. Optionee recognizes that the Company is relatively newly organized, has little history of operations, has yet to realize, and may never realize, any earnings, is a speculative venture, and that investment in Shares involves significant risks. Optionee warrants, represents, and acknowledges that the Company has made no representations of any nature or kind to Optionee as to the current or future value, if any, of the Option granted hereunder or of the Shares and that any determination by the Committee or Company of Fair Market Value may not necessarily reflect the price, if any, that the Optionee could, at any particular time, obtain for the Shares if he/she sought to sell all or any portion of the Optionee’s Shares. Optionee further acknowledges that the value of this Option, if any, is dependent, among other things, upon the future growth, development, and profitability of the Company, none of which can be predicted at this time. Optionee understands that this Option has not been reviewed or passed upon by any federal or state agency.

20.          DISCLOSURE STATEMENT. The Company is not required to issue, and does not currently plan on issuing, to the Optionee a disclosure statement concerning the Company, its operations, and the benefits and risks of making an investment in Shares. Nevertheless, if the Company should at any time publicly issue such disclosure statement, Company shall provide a copy of the same to Optionee.

21.          ENTIRE AGREEMENT. This Option Agreement contains the entire agreement and understanding of the parties hereto relating to the subject matter hereof and supersedes all prior and collateral agreements, understandings, statements, promises, or agreements, oral or written, with reference to the subject matter hereof. No warranties or representations have been made by either party other than as expressly set forth herein.

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22.          CALIFORNIA CORPORATE SECURITIES LAW. The sale of the shares that are the subject of this Option Agreement has not been qualified with the Commissioner of Corporations of the State of California and the issuance of such shares or the payment or receipt of any part of the consideration therefor prior to such qualification is unlawful, unless the sale of such shares is exempt from such qualification by Section 25100, 25102 or 25105 of the California Corporate Securities Law of l968, as amended. The rights of all parties to this Option Agreement are expressly conditioned upon such qualification being obtained, unless the sale is so exempt.

IN WITNESS WHEREOF, the Company and the Optionee have caused this agreement to be executed on this ________ day of __________________ 2011.

SECOND SIGHT MEDICAL PRODUCTS, INC.

By:

Title

OPTIONEE:

Signature

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